UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004 (March 12, 2004)

AQUA VIE BEVERAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24801 (Commission File Number)	820506425 (IRS Employer Identification No.)

333 South Main Street, Ketchum, ID

83340

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code (208) 622-7792

Item 5.

Other Events and Reported FD Disclosure.

On March 12, 2004 we were served with the complaint that the United States Securities and Exchange Commission (the “SEC”) filed on February 23, 2004 in the United States District Court for the Southern District of New York, Case No. 04 CV 1528 (the “Complaint”), against Aqua Vie Beverage Corporation (the “Company”), our President, Chief Executive Officer and sole Director, Thomas J. Gillespie (“Gillespie”), and a shareholder and former officer of the Company, Joseph J. Wozniak (“Wozniak”), alleging that the Company, Gillespie and or Wozniak violated Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933 (the “Securities Act”) and Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13a-14 thereunder.

Generally, the SEC alleges in the Complaint that:

(1)

The Company, Gillespie and Wozniak violated Sections 5(a) and 5(c) of the Securities Act by selling or offering to sell unregistered securities of the Company between November 2002 and May 2003 without an available exemption.

(2)

The Company and Gillespie allegedly used a marketing device from October 2002 through April 2003 to fraudulently promote the Company’s common stock and in which the Company and Gillespie knowingly or recklessly included material misrepresentations or omissions, in violation of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

(3)

The Company and Gillespie, as a controlling person of the Company, violated Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 thereunder by allegedly failing to file certain required quarterly and annual reports and by allegedly omitting material information from other reports filed by the Company with the SEC in violation of such rules.

(4)

The Company and Gillespie violated Section 13(a) of the Exchange Act and Rule 13a-14 thereunder because the Company and Gillespie allegedly failed to file required certifications to the Company’s quarterly reports and to include in such certifications material information necessary to make the statements therein not misleading, and because Gillespie allegedly falsely certified that certain quarterly reports did not include any material misstatements or omissions.

In the Complaint, the SEC seeks an injunction permanently restraining and enjoining each defendant from violating Sections 5(a) and 5(c) of the Securities Act and an injunction permanently restraining and enjoining the Company and Gillespie from violating Sections 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13a-14 thereunder.  The SEC also seeks civil monetary penalties against Gillespie and Wozniak, disgorgement by Gillespie and Wozniak, an order barring Gillespie from serving as an officer or director of a public company, and orders barring Wozniak and Gillespie from participating in the offering of penny stock.

The Company is considering its options for responding to the Complaint and defending itself against the SEC’s allegations.  The Company has previously discussed with the SEC a possible settlement of the SEC’s claims.  However, at this point in time the Company intends to defend vigorously any attempt to secure an injunction or other civil penalties against the Company.  However, there is no assurance that the Company will prevail in its defense against the SEC’s claims.  Nor can the Company predict the potential outcome, or reasonably estimate the potential costs, of defending against the Complaint through litigation.  If the Company were to consent to any of the sanctions sought by the SEC in order to settle the dispute, or if the Company does not prevail in its defense against the Complaint through litigation, the Company’s business, financial condition, results of operations and cash flows could be materially adversely affected.

Discussions with the SEC Staff have resulted, and responding to the Complaint will likely result, in a significant diversion of management’s attention and the Company’s resources and a significant increase in professional fees for which the Company is responsible.  Moreover, the Company cannot reasonably anticipate at this time the ultimate effect on the Company or its operations in the event Gillespie consents to, or the SEC obtains pursuant to the Complaint, an injunction permanently enjoining and restraining Gillespie from serving as an officer or director of any public company or from participating in the offering of penny stock, particularly where Gillespie is currently, and has been for a significant period of time, the sole officer and director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA VIE BEVERAGE CORPORATION

Date:  March 17, 2004

/s/ Thomas J. Gillespie

Thomas J. Gillespie

President, Chief Executive Officer